UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

MARCH 1, 2017
Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.
(Exact Name of registrant as Specified in its Charter)

Commission File Number: 0-11740

COLORADO (State or other Jurisdiction of Incorporation or Organization)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of Principal Executive Offices)	80228 (Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 1, 2017, Mesa Laboratories, Inc. (the “Company”) entered into a five year agreement (the “Credit Facility”) for a $80,000,000 revolving line of credit (“Line of Credit”), a $20,000,000 term loan (“Term Loan”) and up to $2,500,000 of letters of credit with a banking syndicate comprised of JPMorgan Chase Bank, N.A. (“JPMorgan”), Bank of The West, Fifth Third Bank and Wells Fargo Bank, National Association. In addition, the Credit Facility provides a post-closing accordion feature which allows for the Company to request to increase the Line of Credit or Term Loan up to an additional $100,000,000. Funds from the Credit Facility may be used to pay down its previous credit facility, finance working capital needs and for general corporate purposes in the ordinary course of business (including, without limitation, permitted acquisitions).

Line of Credit and Term Loan indebtedness bears interest at either: (1) LIBOR, as defined, plus an applicable margin ranging from 1.5% to 2.50%; or (2) the alternate base rate (“ABR”), which is the greater of JPMorgan’s prime rate, the federal funds effective rate or the overnight bank funding rate plus 0.5%. We elect the interest rate with each borrowing under the line of credit. In addition, there is an unused line fee of 0.15% to 0.35%. Letter of credit fees are based on the applicable LIBOR rate.

The Term Loan requires 20 quarterly principal payments (the first due date being March 31, 2017) in the amount of $250,000 (increasing by $125,000 each year up to $750,000 in the fifth year). The remaining balance of principal and accrued interest are due on March 1, 2022.

The Credit Facility is secured by all of our assets and requires us to maintain a ratio of funded debt to our trailing four quarters of EBIDTA (the “Leverage Ratio”), as defined, of less than 3.0 to 1.0, provided that, we may once during the term of the Credit Facility, in connection with a Permitted Acquisition for which the aggregate consideration paid or to be paid in respect thereof equals or exceeds $20,000,000, elect to increase the maximum Leverage Ratio permitted hereunder to (i) 3.50 to 1.00 for a period of four consecutive fiscal quarters commencing with the fiscal quarter in which such Permitted Acquisition occurs (the “Initial Holiday Period”) and (ii) 3.25 to 1.00 for the period of four consecutive fiscal quarters immediately following the Initial Holiday Period. The Credit Facility also requires us to maintain a minimum fixed charge coverage ratio of less than 1.25 to 1.0.

We incurred arrangement and upfront fees totaling $350,000 along with an annual administrative agent fee of $10,000.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with entering into the Credit Facility, on March 1, 2017 we repaid in full, all obligations and liabilities owing under, and terminated our existing $70,000,000 credit facility with JPMorgan. This payment included $50,250,000 of outstanding debt.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

10.1      Credit agreement dated as of March 1, 2017 between Mesa Laboratories, Inc., the Lenders Party Hereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 1, 2017		Mesa Laboratories, Inc.
(Registrant)

	BY:	/s/ John J. Sullivan
John J. Sullivan
President and Chief Executive Officer